Exhibit T3E.2

MASTER BALLOT for Voting to Accept or Reject the Prepackaged Plan or Reorganization of American Capital, Ltd.

No person has been authorized to give any information or advice, or to make any representation, other than what is included in the Offering Memorandum and Disclosure Statement accompanying this Master Ballot.

IMPORTANT: NO CASE UNDER THE CODE (AS DEFINED BELOW) HAS BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS MASTER BALLOT. THE PLAN (AS DEFINED BELOW) IS TO BE IMPLEMENTED ONLY UPON RECEIPT OF INSUFFICIENT SUPPORT OF AN OUT-OF-COURT EXCHANGE, SUBJECT TO CERTAIN CONDITIONS DESCRIBED IN THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT (AS DEFINED BELOW) TO WHICH THE PLAN IS ATTACHED.

ONLY HOLDERS OF THE EXISTING PUBLIC NOTES, AS DEFINED HEREIN, WHO ARE “ACCREDITED INVESTORS” (“ACCREDITED INVESTORS”) WITHIN THE MEANING OF RULE 501 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE ELIGIBLE TO PARTICIPATE IN THE SOLICITATION OF VOTES FOR THE PLAN (AS DEFINED BELOW). PLEASE SEE PAGES 5-6 FOR THE DEFINITION OF “ACCREDITED INVESTOR.”

THIS BALLOT IS TO BE COMPLETED ONLY BY BROKERS, BANKS, AND OTHER NOMINEES OF BENEFICIAL HOLDERS, OR THE AGENT OR PROXY HOLDER OF SUCH NOMINEES.

MASTER BALLOT FOR VOTING TO ACCEPT OR REJECT THE

PLAN OF REORGANIZATION OF AMERICAN CAPITAL, LTD.

MASTER BALLOT FOR CLASS 6, PUBLIC NOTES CLAIMS

(Claims against American Capital, Ltd. of holders of

American Capital, Ltd.’s 6.85% Senior Notes, Series 2007-A, due August 1, 2012)

American Capital, Ltd. (the “Company”) is soliciting votes with respect to the Plan of Reorganization of American Capital, Ltd. Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) from the holders of certain impaired claims against the Company.

This ballot (the “Master Ballot”) is to be used to tabulate the ballots (the “Beneficial Holder Ballots”) of beneficial holders of a claim against the Company in principal outstanding amount of more than $100,000 (a “Public Notes Claim”), as of April 30, 2010 (the “Voting Record Date”), arising under the 6.85% Senior Notes, Series 2007-A, due August 1, 2012 (the “Existing Public Notes”) issued by the Company under that certain indenture, dated as of April 26, 2007, by and among the Company, as issuer, and Wilmington Trust Company, as successor trustee to Wells Fargo Bank, National Association, as indenture trustee, as supplemented by the First Supplemental Indenture, dated as of July 19, 2007, to accept or reject the Plan, which is being proposed by the Company. The Plan is Exhibit “C” to the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Plan of Reorganization, dated May 3, 2010 (the “Offering Memorandum and Disclosure Statement”), which accompanies this Master Ballot. Subsequent to this solicitation, the Company may

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

commence a case under chapter 11 of title 11 of the United States Code (the “Code”). The Plan can be confirmed by the Bankruptcy Court (the “Court”), and thereby made binding upon you, if it is accepted by the holders of at least two-thirds ( 2/ 3) in amount and more than one-half ( 1/2) in number of the Public Notes Claims that vote on the Plan, or if it otherwise satisfies the requirements of section 1129 of the Code.

This Master Ballot for the Public Notes Claims may not be used for any purpose other than for casting votes to accept or reject the Plan. This Master Ballot is to be used by you as a broker, bank, or other nominee of a beneficial holder, or as the agent of a broker, bank, or other nominee, or such person’s proxy holder (each of the foregoing, a “Voting Nominee”) for the Existing Public Notes. If you have any questions on how to properly complete this Master Ballot, please call Epiq Systems (the “Voting Agent”) at (646) 282-1800.

Please read and follow the attached instructions carefully. Complete, sign, and date this Master Ballot and promptly return it to Epiq Systems, Attn: ACAS Processing, 757 Third Avenue, 3rd Floor, New York, NY 10017, so that it is RECEIVED by the Voting Agent by 5:00 p.m. prevailing Eastern Time on June 1, 2010 (the “Voting Deadline”). Otherwise, the votes transmitted hereby will not be counted.

PLEASE COMPLETE THE FOLLOWING:

Item 1.	Certification of Authority to Vote. The undersigned certifies that, as of the Voting Record Date, the undersigned (please check one box):

☐	Is a broker, bank, or other nominee for the beneficial holders of the aggregate principal amount of Existing Public Notes listed in Item 2, and is the registered holder of such securities; or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of Existing Public Notes listed in Item 2; or

☐	Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee, or a beneficial holder, that is the registered holder of the aggregate principal amount of Existing Public Notes listed in Item 2, and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial holders of the Existing Public Notes described in Item 2.

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

Item 2.	Tabulation of Votes and Opt-Out Elections with Respect to the Plan.

Please note that each beneficial holder of Existing Public Notes that votes must vote its entire Public Notes Claim to accept or reject the Plan and may not split such vote. Accordingly, for purposes of tabulating the vote, each voting beneficial holder should be deemed to have voted the full amount of its Public Notes Claim as of the Voting Record Date, as shown by your records. A Ballot received from a beneficial holder that partially accepts or partially rejects the Plan will not be counted.

The undersigned transmits the following votes and elections (if applicable) of beneficial holders in respect of Public Notes Claims and certifies that the following beneficial holders of the Public Notes Claims, as identified by their respective customer account numbers set forth below, are beneficial holders of such securities as of the Voting Record Date and have delivered to the undersigned, as Nominee, Beneficial Holder Ballots casting such votes and election (if applicable). Indicate in the appropriate column the aggregate principal amount voted for each account and whether the beneficial holders checked the box in Item 3 of the Beneficial Holder Ballot, or attach such information to this Master Ballot in the form of the following table:

Your Customer Account Number for Each Beneficial Holder of Voting Existing Public Notes	Principal Amount of Existing Public Notes Voted to Accept or Reject the Plan[1]
	ACCEPT	REJECT	Opt-Out Election (Please check the box below only if the beneficial holder checked the box in Item 3 of the Beneficial Holder Ballot)

1.	$	$	☐

2.	$	$	☐

3.	$	$	☐

4.	$	$	☐

5.	$	$	☐

TOTALS:	$	$

[1]

In order to vote on the Plan, the beneficial holder must have checked a box in Item 2 to ACCEPT or REJECT the Plan on the Beneficial Holder Ballot for Class 6, Public Notes Claims. Accordingly, if the beneficial holder did not check a box in Item 2 on its Beneficial Holder Ballot, please do not enter any vote in this table.

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

Item 3.	Certification as to Transcription of Information from Item 4 as to Public Notes Claims Voted Through Other Beneficial Holder Ballots. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial holders in Item 4 of the Beneficial Holder Ballot for Class 6, Public Notes Claims, identifying any other Public Notes Claims for which such beneficial holders have submitted other Beneficial Holder Ballots other than to the undersigned:

Your Customer Account Number for Each Beneficial Holder Who Completed Item 4 of the Beneficial Holder Ballot for Class 6, Public Notes Claims	TRANSCRIBE FROM ITEM 4 OF THE BENEFICIAL HOLDER BALLOTS FOR CLASS 6, PUBLIC NOTES CLAIMS
	Account Number	Name of Holder	Amount of Other Public Notes Claims Voted

1.			$

2.			$

3.			$

4.			$

5.			$

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

Item 4. Certifications. By signing this Master Ballot, the undersigned certifies as follows:

(1)	Each beneficial holder of the Public Notes Claims listed in Item 2 above has been provided with a copy of the Offering Memorandum and Disclosure Statement, including the exhibits thereto.

(2)	The Beneficial Holder Ballot received from each beneficial holder (or a copy thereof) is and will remain on file with the undersigned (and be subject to inspection by the Court) until one year after the Voting Deadline, unless otherwise instructed in writing by the Debtors or otherwise ordered by the Bankruptcy Court.

(3)	The solicitation of votes for the Plan is subject to all of the terms and conditions set forth in the Offering Memorandum.

Name of Broker, Bank or other Nominee (Print or Type):

DTC Participant Number:

Name of Proxy Holder or Agent for Broker, Bank or Other Nominee (if applicable):

Social Security or Federal Tax I.D. No. (if applicable):

Signature:

Print Name:

Title (if appropriate):

Street Address:

City, State, Zip Code:

Telephone Number:

Email Address:

Date Completed:

*As noted in the Beneficial Holder Ballots, ballots are only being solicited from holders of Public Notes Claims who are “accredited investors” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

An “accredited investor” is:

•

any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•	any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

•

any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

•	any natural person whose individual net worth, or joint net worth with that person’s spouse exceeds $1,000,000;

•

any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•

any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

•	any entity in which all of the equity owners are accredited investors.

Accordingly, the Beneficial Holder Ballots provide that in order to vote on the Plan, the signatory holder must certify that it is an “accredited investor” and, by returning the ballot, the holder of the Public Notes Claim identified in Item 1 of the Beneficial Holder Ballot certifies that it is an “accredited investor.”

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

VOTING DEADLINE/VOTING AGENT:

The voting deadline is 5:00 p.m. (prevailing Eastern Time) on June 1, 2010 (the “Voting Deadline”), unless extended by the Company. To have the vote of the beneficial holder(s) for whom you act as Nominee count, you must complete, sign, and return the Master Ballot so that it is actually received by the Voting Agent before the Voting Deadline. The Voting Agent is:

EPIQ SYSTEMS

757 THIRD AVENUE, 3RD FLOOR

NEW YORK, NEW YORK 10017

ATTN: ACAS PROCESSING

The Master Ballot should not be sent by telecopy, facsimile, or other electronic means of transmission.

HOW TO VOTE:

If you are both the registered holder and the beneficial holder of any principal amount of Public Notes Claims and you wish to vote such Public Notes Claims, you must complete and execute a Beneficial Holder Ballot in respect thereof, but you may return to the Voting Agent either an individual Beneficial Holder Ballot or a Master Ballot.

With respect to all Beneficial Holder Ballots returned to you, you must properly complete the Master Ballot as follows:

a.	Check the appropriate box in Item 1 on the Master Ballot;

b.	Indicate the votes to accept or reject the Plan and the opt-out election (if applicable) in Item 2 of the Master Ballot, as transmitted to you by the beneficial holders of the Public Notes Claims. To identify such beneficial holders without disclosing their names, please use the customer account number assigned by you to each such beneficial holder, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial holder and the assigned number). IMPORTANT: EACH BENEFICIAL HOLDER MUST VOTE ALL OF HIS, HER, OR ITS PUBLIC NOTES CLAIM EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTE. IF ANY BENEFICIAL HOLDER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE VOTING AGENT IMMEDIATELY. ANY BENEFICIAL HOLDER BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, (B) INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, OR (C) IS ILLEGIBLE, MUTILATED, OR INCOMPLETE, SHALL NOT BE COUNTED FOR PURPOSES OF VOTING ON THE PLAN;

c.	Please note that Item 3 of the Master Ballot requests that you transcribe the information provided by each beneficial holder in Item 4 of each completed Beneficial Holder Ballot relating to other Public Notes Claims voted;

d.	Review the certification in Item 4 of the Master Ballot;

e.	Sign and date the Master Ballot and provide the remaining information requested;

f.	If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)

g.	Contact the Voting Agent at (646) 282-1800 if you need any additional information; and

h.	Deliver the completed, executed Master Ballot so as to be received by the Voting Agent before the Voting Deadline. For each completed, executed Beneficial Holder Ballot returned to you by a beneficial holder, either forward such Beneficial Holder Ballot (along with your Master Ballot) to the Voting Agent or retain such Beneficial Holder Ballot in your files for one (1) year from the Voting Deadline (or as modified in writing by the Debtors or an order of the Court).

PLEASE NOTE:

The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan. Holders should not surrender, at this time, certificates representing their securities (unless doing so separately as part of delivery of the letter of transmittal for the exchange offers described in the Offering Memorandum and Disclosure Statement). Neither the Debtors nor the Voting Agent will accept delivery of any such certificates surrendered together with the Master Ballot.

No Beneficial Holder Ballot nor Master Ballot shall constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. The Company will, however, reimburse you for reasonable, documented, actual costs and expenses incurred by you in forwarding the Beneficial Holder Ballots and other enclosed materials to the beneficial holders of Public Notes Claims held by you as a Nominee or in a fiduciary capacity and in tabulating the Beneficial Holder Ballots.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE DEBTORS OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR IF YOU DID NOT RECEIVE A COPY OF THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT OR PLAN, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BENEFICIAL HOLDER BALLOTS, OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ VOTING AGENT, EPIQ SYSTEMS, AT (646) 282-1800. PLEASE DO NOT DIRECT ANY INQUIRIES TO THE COURT.

MB-A	AMERICAN CAPITAL, LTD.
CLASS 6 (PUBLIC NOTES CLAIMS)
6.85% SENIOR NOTES (CUSIP 024937AA2)